2017 Research and Development Day October 10, 2017 Exhibit 99.1

Disclaimers and Forward-Looking Statements This presentation and various remarks which may be made during this presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Aldeyra’s possible or assumed future results of operations, expenses and financing needs, business strategies and plans, research and development plans or expectations, trends, the structure, timing and success of Aldeyra’s planned or pending clinical trials, expected milestones, market sizing, pricing and reimbursement, competitive position, regulatory matters, industry environment and potential growth opportunities, among other things. Forward-looking statements include all statements that are not historical facts and, in some cases, can be identified by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “target,” “design,” “estimate,” “predict,” “potential,” “plan” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Aldeyra’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These statements reflect Aldeyra’s current views with respect to future events and are based on assumptions and subject to risks and uncertainties, including the development and clinical plans for Aldeyra’s product candidates and Aldeyra’s continuing review and quality control analysis of clinical data. Important factors that could cause actual results to differ materially from those reflected in Aldeyra's forward-looking statements are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Aldeyra’s Annual Report on Form 10-K for the year ended December 31, 2016 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC's website at www.sec.gov. Additional factors may be described in those sections of Aldeyra's Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, to be filed with the SEC in the fourth quarter of 2017. In addition to the risks described above and in Aldeyra's other filings with the SEC, other unknown or unpredictable factors also could affect Aldeyra's results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. The information in this presentation is provided only as of October 10, 2017, and Aldeyra undertakes no obligation to update any forward-looking statements contained in this presentation on account of new information, future events, or otherwise, except as required by law.

Aldeyra Therapeutics 2017 Research and Development Day New Results from Phase 2 Clinical Trials in Allergic Conjunctivitis and Dry Eye Disease David Clark, MD, Chief Medical Officer, Aldeyra Unmet Medical Need in Allergic Conjunctivitis and Dry Eye Disease Tim Surgenor, RedSky Partners, LLC Clinical and Regulatory Opportunities in Dry Eye Disease Gary Novack , PhD, Visiting Professor of Pharmacology and Ophthalmology, University of California, Davis, School of Medicine The Intersection of Dry Eye Disease and Allergic Conjunctivitis John Sheppard, MD, Professor of Ophthalmology at Eastern Virginia Medical School Introduction of ADX - 103 and the Retinal Disease Program Susan Macdonald, PhD, Vice President of Research and Development, Aldeyra

Clinically Important Response Results from Phase 2b Clinical Trial in Allergic Conjunctivitis David Clark, MD Chief Medical Officer Aldeyra Therapeutics

Allergic Conjunctivitis Phase 2b Clinical Design Groups Topical Ocular ADX-102 0.1%, ADX-102 0.5%, or Vehicle Randomization Double-Masked, Vehicle-Controlled 1:1:1 Enrollment 154 Patients with History of Allergic Conjunctivitis Model Single Dose Seasonal and Perennial Allergen Challenge Endpoint Patient-Reported Itching Score (0 to 4) Further information can be found on www.clinicaltrials.gov: Trial #NCT03012165.

Histaminic and Aldehyde-Mediated Phases After Allergen Challenge Histaminic Phase Aldehyde-Mediated Phase (Cells, cytokines, and other aldehyde-stimulated factors) In Phase 2 clinical trials, ADX-102 shown to be effective for aldehyde-mediated allergy, for which no drug is approved, and which affects all allergic conjunctivitis patients. 0102030405060 Minutes Following Single Exposure to Allergen ADX-102 Activity Antihistamine Activity

The Activity of Antihistamines Diminishes Rapidly as ADX-102 Activity Increases Data from olopatadine Summary Basis of Approval, ADX-102 Phase 2b clinical trial.

ADX-102 Decreased Ocular Itch in Phase 2b Clinical Trial ADX-102 was statistically superior to control in reducing allergic ocular itch 10 to 60 minutes after allergen challenge, when the activity of antihistamines diminishes.

ADX-102 Decreased Area Under the Curve Ocular Itch Score in Phase 2b Clinical Trial Area under the curve indicated a durable effect of ADX-102 in reducing ocular itch score in a manner that is statistically superior to that of control 10 to 60 minutes after allergen challenge, when the activity of antihistamines diminishes.

Probability of Clinically Important Response Was Statistically Higher in ADX-102-Treated Patients One-point improvement in ocular itch score is US FDA regulatory precedent When a responder is defined as a patient that improves one point from peak baseline itch score, odds ratio analysis indicated that ADX-102-treated patients were more than three times as likely to achieve clinical response (p=0.02 for each drug group) in the Phase 2b clinical trial Data from ADX-102 Phase 2b clinical trial.

Clinical Response Achieved Faster in ADX-102 Group vs. the Vehicle Group 0.1% and 0.5% ADX-102 groups achieved statistically faster clinical response than vehicle (p=0.0006 and p=0.008, respectively). As an example, the graph to the right indicates that 94% of 0.1% ADX-102-treated patients responded by 20 minutes post-challenge in the Phase 2a clinical trial. p values are subject to change based on quality control analysis. Data from ADX-102 Phase 2b clinical trial.

Allergic Conjunctivitis Phase 2b Key Conclusions ADX-102 was shown to be statistically superior to vehicle in durably reducing ocular itch score from 10 to 60 minutes after exposure to allergen, an efficacy profile that has not been demonstrated for antihistamines. Relative to control, the activity of ADX-102 increased during a period when the activity of antihistamines decreases. Using the US FDA regulatory precedent of one point improvement on the ocular itch score, the clinical response of drug-treated patients was statistically superior to that of vehicle treated patients, when response is measured vs. peak baseline itch score. Using odds ratio analysis, ADX-102-treated patients were more than three times more likely to respond than vehicle-treated patients. Time to response was statistically faster in ADX-102 treated patients vs. that of vehicle-treated patients.

Allergic Conjunctivitis Phase 3 Clinical Design Groups Topical Ocular ADX-102 0.1%, ADX-102 0.5%, or Vehicle Randomization Double-Masked, Vehicle-Controlled 1:1:1 Enrollment 150 Patients with History of Allergic Conjunctivitis Model Single Dose Seasonal Allergen Challenge Endpoint Patient-Reported Itching Score (0 to 4) *Pending additional non-clinical data and other factors, which may not be in Aldeyra’s control

A Market-Based Analysis of Unmet Medical Need in Allergic Conjunctivitis and Dry Eye Disease Tim Surgenor 617-584-2638 tsurgenor@redskyco.com Cambridge Innovation Center One Broadway, 4th Floor Cambridge, MA 02142 The opinions expressed herein are those of RedSky Partners, LLC and do not necessarily reflect the views of Aldeyra.

Overview ADX-102, if approved, has potential to be differentiated, branded entry in market for eye drop treatments ADX-102 appears to provide clinically significant improvement in phase 2 studies in multiple indications allergic conjunctivitis dry eye disease noninfectious anterior uveitis Positioning as first line anti-inflammatory with unique mechanism and without steroid adverse events may convey significant market potential in anterior uveitis and dry eye disease In allergic conjunctivitis, positioning between short-acting antihistamines and corticosteroids is differentiated and attractive to physicians

US Eye Drop Market in 2016 Source: IMS

Emerging Value Proposition – ADX-102

	Noninfectious Anterior Uveitis	Dry Eye	Allergic Conjunctivitis
Market Need	• ~150,000 US patients • Treated with corticosteroids, which may lead to cataracts and glaucoma	• ~20 million patients • Only two approved drugs • Therapy generally considered to be inadequate	• ~20% of US population • ~60 million patients • Antihistamines provide short term relief • Off-label use of chronic corticosteroids represents safety risk
ADX-102 Efficacy Profile	• Efficacy similar to corticosteroid monotherapy at 4 weeks in Phase 2b trial	• Statistically significant improvement in multiple signs and symptoms at 4 weeks, with apparent rapid onset in Phase 2a trial	• Statistically significant reduction in itching at 10-60 minutes after challenge in Phase 2b trial
Safety / Tolerability to Date	• No observed increase in intraocular pressure • No observed significant adverse events	• Favorable tolerability • No observed significant adverse events	• Favorable tolerability • No observed significant adverse events
Dose being studied	0.5%	0.1%, 0.25%	0.1%, 0.5%

- Opportunity for lifecycle management and dose form opportunities

Source: ALDX press releases

redsky partners

17

ADX-102 Opportunity in Allergic Conjunctivitis Allergic conjunctivitis – inflammatory disease of conjunctiva resulting from allergen exposure Affects ~20% of US population with range of severity Mast-cell stabilizers or antihistamines provide short term relief –acute phase allergic reaction (up to 20 minutes) Histamine release is acute; antihistamines work immediately following allergen exposure Activity of antihistamines diminishes rapidly Patients with chronic or severe forms of allergic conjunctivitis are treated with topical corticosteroids – creating long-term risks of cataracts and glaucoma ADX-102 Hypothesis Aldehyde trap mechanism could be substantial market opportunity for patients with inadequate relief from antihistamines and who are not candidates for corticosteroids

Survey Overview Survey of 75 US Physicians Ophthalmology - 45 Optometry - 15 Allergy / Immunology - 15 Conducted in July 2017 on behalf of Aldeyra Active in treatment of allergic conjunctivitis Source: GLG market research

How do you currently treat your AC patients with topical products? Source: GLG market research

For AC patients treated with topical ophthalmic antihistamines, what percent apply to each category below? Source: GLG market research

Cross-sectional study of allergic conjunctivitis consistent with survey results 2015 Study in Italy 2687 Allergic conjunctivitis patients 43% used OTC 29% used topical antihistamines 41% used corticosteroids 60% used multiple medications Source: Allergic conjunctivitis: a cross-sectional study; A. Leonardi et al; Clinical & Experimental Allergy, 2015 (45) 1118-1125.

What percentage of your AC patients on anti-histamines, after a single dose, fall into the following categories of symptom relief? Source: GLG market research

What percentage of your AC patients have some type of mixed condition? Source: GLG market research

2011 Study of allergic conjunctivitis patients and dry eye syndrome consistent with survey results M.M. Hom et al. / Ann Allergy Asthma Immunol 108 (2012) 163–166 Dry Eye Patients (Dryness) Allergic Conjunctivitis (Itch) 45% of Allergic Conjunctivitis Patients with Itch Symptoms Also Experience Dryness

If a safe, non-steroidal, anti-inflammatory product was available that provided a more sustained symptomatic response than antihistamines, what percent of your AC patients would be candidates for this therapy? Source: GLG market research

Conclusions – ADX-102 has potential for differentiated profile in allergic conjunctivitis treatment ADX-102 has a novel therapeutic profile In Phase 2 clinical trials, the largest reduction in itching occured after typical antihistamine peak activity This observation consistent with effect on aldehyde-mediated allergic response Potential for positioning as treatment for allergic conjunctivitis and dry eye Despite common perceptions, antihistamine treatment of allergic conjunctivitis has significant limitations Antihistamines work acutely following allergen exposure Activity of antihistamines diminishes rapidly Physician survey showed large percentage of patients do not receive adequate therapy using antihistamines alone Limited duration, effectiveness Large population moves on the corticosteroids Physician survey identified strong physician preference for product with ADX-102 therapeutic profile Potential to provide more sustained relief Potential to avoid patient exposure to side effects of corticosteroids

Additional Data on Aldehyde Biomarker Correlation with Clinical Efficacy from Phase 2a Dry Eye Disease Clinical Trial David Clark, MD Chief Medical Officer Aldeyra Therapeutics

Dry Eye Disease Phase 2a Clinical Design Groups Topical Ocular ADX-102 Formulations: 0.1% ADX-102 0.5% ADX-102 0.5% (Lipid) ADX-102 Randomization 1:1:1 28-Day Four-Times-Daily Dosing Enrollment 51 Patients with Dry Eye Disease Primary Objective Dose Selection for Phase 2b Based on Tolerability and Exploratory Efficacy Endpoints Standard Dry Eye Disease Signs and Symptoms Further information can be found on www.clinicaltrials.gov: Trial #NCT03162783.

Statistically Significant Improvement in Multiple Dry Eye Disease Signs and Symptoms Endpoint (Pooled Data) Pre-Treatment Post-Treatment p value* Symptom Assessment in Dry Eye (SANDE) Score 61 52 p = 0.003 Ocular Discomfort Score 2.3 1.5 p = 0.00002 Overall 4-Symptom Score 2.6 2.0 p = 0.0004 Tear Volume (Schirmer Test) 5.6 8.3 p = 0.008 Osmolarity 304 294 p = 0.003 Total Staining (Lissamine Green) 5.2 4.3 p = 0.002 p values are subject to change based on quality control analysis; Pre-Treatment = Day 0, Post-Treatment = Day 28. Data from ADX-102 Phase 2a clinical trial.

Symptom Improvement Over Time Supportive of Drug Activity Pooled data from ADX-102 Phase 2a clinical trial.

Improvement Effect Sizes Were Robust and Statistically Significant p values are subject to change based on quality control analysis; Effect size = Mean difference from Day 0 to Day 28 / Standard Deviation of Day 0. Data from ADX-102 Phase 2a clinical trial.

Dose Response in Phase 2a Dry Eye Disease Clinical Trial

Tear Aldehyde Reduction Supportive of ADX-102 Aldehyde Sequestering Mechanism p values are subject to change based on quality control analysis; Pre-Treatment = Day 0, Post-Treatment = Day 28; pooled data from Phase 2a clinical trial. Statistically significant aldehyde reduction occurred in conjunction with statistically significant reductions in ocular staining score and tear osmolarity. The results are consistent with published data correlating dry eye disease severity with increased aldehyde levels (Curr Eye Res 41: 1143, 2016). To our knowledge, our data are the first report of drug biomarker changes correlated with clinical efficacy.

Aldehyde Reduction Correlated with Sign Improvement Within Individual Patients p values are subject to change based on quality control analysis; pooled data from Phase 2a clinical trial. Patients with the most reduction in aldehyde levels also exhibited greater corneal staining improvement, suggesting that aldehyde reduction is correlated with treatment efficacy in dry eye disease.

Aldehyde Reduction Correlated with Sign Improvement Within Individual Patients p value vs. baseline is subject to change based on quality control analysis; pooled data from Phase 2a clinical trial. Patients with the most reduction in aldehyde levels also exhibited greater tear osmolarity improvement, suggesting that aldehyde reduction is correlated with treatment efficacy in dry eye disease.

Dry Eye Disease Expected Phase 2b Clinical Design* Groups 0.1% ADX-102, 0.25% ADX-102, and Control Randomization 1:1:1 Double-Masked Treatment Time 12 Weeks Enrollment 225 Patients with Dry Eye Disease Endpoints Standard Dry Eye Disease Signs and Symptoms *Pending additional non-clinical data and other factors, which may not be in Aldeyra’s control

Clinical and Regulatory Opportunities in Treatment of Dry Eye Disease Gary D. Novack, Ph.D. October 2017 (C) 2017 PharmaLogic Development, Inc. The opinions expressed herein are those of Dr. Novack and do not necessarily reflect the views of Aldeyra.

Disclosures Dr. Novack consults for numerous pharmaceutical and medical device firms. (C) 2017 PharmaLogic Development, Inc.

(C) 2017 PharmaLogic Development, Inc.

(C) 2017 PharmaLogic Development, Inc.

Dry eye disease Dry eye disease KCS King Charles Spaniel Keratoconjunctivitis sicca Misnomer Implies aqueous deficiency – which is only part of dry eye (C) 2017 PharmaLogic Development, Inc.

Willcox MDP et al TFOS DEWS II Tear Film Report. Ocul Surf 2017;15(3): 366-403. Tear film (C) 2017 PharmaLogic Development, Inc.

Source of Tears: Aqueous (C) 2017 PharmaLogic Development, Inc.

Source of Tears: Mucin (C) 2017 PharmaLogic Development, Inc.

Source of Tears: Lipid (C) 2017 PharmaLogic Development, Inc.

“Dry eye is a multifactorial disease of the ocular surface characterized by a loss of homeostasis of the tear film, and accompanied by ocular symptoms, in which tear film instability and hyperosmolarity, ocular surface inflammation and damage, and neurosensory abnormalities play etiological roles.” DEWS II definition of dry eye (C) 2017 PharmaLogic Development, Inc.

(C) 2017 PharmaLogic Development, Inc. Craig, JP et al. TFOS DEWS II Definition and Classification Report. Ocul Surf 2017;15(3): 276-283.

Treatments (C) 2017 PharmaLogic Development, Inc.

(C) 2017 PharmaLogic Development, Inc. Treatment recommendations Diagrammatic representation of the process associated with the management of DED

Step 1 Education regarding the condition, its management, treatment and prognosis Modification of local environment Education regarding potential dietary modifications (including oral essential fatty acid supplementation) Identification and potential modification/elimination of offending systemic and topical medications Ocular lubricants of various types (if MGD is present, then consider lipid containing supplements) Lid hygiene and warm compresses of various types (C) 2017 PharmaLogic Development, Inc.

Step 2 Prescription drugs to manage DED Topical antibiotic or antibiotic/steroid combination applied to the lid margins for anterior blepharitis (if present) Topical corticosteroid (limited-duration) Topical secretagogues Topical non-glucocorticoid immunomodulatory drugs (such as cyclosporine) Topical LFA-1 antagonist drugs (such as lifitegrast) Oral macrolide or tetracycline antibiotics (C) 2017 PharmaLogic Development, Inc.

Investigational Rx

- Phase 3:
  - Loteprednol etabonate nanoparticles (Kala)
  - Tavilermide (Mimetogen / Allergan)
  - Cyclosporine OTX-101 (Auven/SunPharma)
  - Thymosin beta 4 – RegeneRx

(C) 2017 PharmaLogic Development, Inc.
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Investigational Rx

- Phase 2:
  - P-321 (Parion/Shire)
  - Lubricin™ (Lubris/Novartis)
  - Lacritin™ (Tear Solutions)
  - ADX-102 (Aldeyra)

(C) 2017 PharmaLogic Development, Inc.
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Treatments for Tear Insufficiency


blink


Systane
ULTRA

- Tear replacement
  - Artificial tears (lubricants)
    - Aqueous supplements; Lipid supplements
  - Biological supplements
    - Autologous serum
- Tear conservation
  - Punctal occlusion
  - Moisture chamber spectacles
- Tear stimulation
  - Topical secretagogues; Oral secretagogues; Nasal neurostimulation


Refresh









(C) 2017 PharmaLogic Development, Inc. 55

Ocular Lubricants (C) 2017 PharmaLogic Development, Inc. Mainstay of therapy numerous topical formulations available Avoid preservatives in severe dry eye Very few RCT have compared the relative superiority of a particular OTC product to others for DED

Anti-Inflammatory Therapy Topical glucocorticoids Non-glucocorticoid immunomodulators Cyclosporine Tacrolimus NSAIDs Biologics LFA-1 antagonist (Lifitegrast) Inflammatory modulation with systemic & topical antibiotics tetracyclines Macrolide treatments (C) 2017 PharmaLogic Development, Inc.

Surgical Approaches Tarsorrhaphy Surgical treatment for conjunctivochalasis Essential blepharospasm treatment with botulinum neurotoxin Lid corrections Dermatochalasis Blepharoptosis (ptosis) Lower lid blepharoplasty Conjunctival surgery and amniotic membrane grafts Mechanical dacryoreservoirs Major salivary gland transplantation Parotid duct transposition Microvascular submandibular gland transplantation Minor salivary gland autotransplantation (C) 2017 PharmaLogic Development, Inc.

Local Environmental Considerations Chronic topical medications Systemic medications Decreased blink rate Desiccating conditions and environmental pollutants Contact lens wear (C) 2017 PharmaLogic Development, Inc.

US FDA: OTC Ophthalmic monograph (C) 2017 PharmaLogic Development, Inc.

Chao W. Report of the Inaugural Meeting of the TFOS i(2) = initiating innovation Series: Targeting the Unmet Need for Dry Eye Treatment." Ocul Surf 2016;14(2): 264-316. Pharmacotherapy: Approvals (C) 2017 PharmaLogic Development, Inc.

Xiidra® (C) 2017 PharmaLogic Development, Inc.

Indications Restasis® (cyclosporine): to increase tear production in patients whose tear production is presumed to be suppressed due to ocular inflammation associated with keratoconjunctivitis sicca. Xiidra® (lifitegrast): For the treatment of the signs and symptoms of dry eye disease (C) 2017 PharmaLogic Development, Inc.

FDA clinical efficacy requirements Two studies (per 1962 law) Efficacy: One sign, one symptom Statistically significantly different from vehicle (or maybe) Non-inferior to approved product Safety: 300-500 subjects, 100 chronic (C) 2017 PharmaLogic Development, Inc.

Intersection of Dry Eye Disease and Allergic Conjunctivitis John D Sheppard, MD, MMSc Professor of Ophthalmology, Microbiology & Molecular Biology Clinical Director, Thomas Lee Ocular Pharmacology Laboratory Ophthalmology Residency Research Director Medical Director, Lions Eye Bank of Eastern Virginia President, Virginia Eye Consultants Norfolk, Virginia The opinions expressed herein are those of Dr. Sheppard and do not necessarily reflect the views of Aldeyra. 65

SARcode Confidential 2 Dry Eye Prevalence and Growth Dry eye prevalence estimates range from 14% to 33% of the general population 70% Female; 30% Males Common in Post-Menopausal Women Dry eye prevalence will continue its strong growth: Aging population Increasing visual tasking (computers, VDTs) Worsening environmental factors (pollution, dry office environments) Growing awareness by eye care providers, PCPs and patients through peers and DTC advertising

SARcode Confidential 4 Level I Dry Eye: DEWS Report

SARcode Confidential 5 Level II Dry Eye: DEWS Report

SARcode Confidential 6 Restasis ® (0.05% cyclosporine ophthalmic emulsion) Approved by FDA on 12/23/2002 Product Profile / Label: Indication for treatment of a sign only: increased tear production Onset of treatment effect: increased tear production observed after 6 months of treatment Effective in 15% of patient population studied Adverse effects: 17% of patients experienced ocular burning Dry Eye Rx Landscape: Restasis

SARcode Confidential 7 Dry Eye Rx Landscape: XiidraTM Xiidra ® (5% lifitegrast ophthalmic solution) Approved by FDA on July 11, 2016 Product Profile / Label: Indication for treatment of the signs and symptoms of dry eye disease Adverse effects in 5-25% of patients: Instillation site irritation, dysgeusia and decreased visual acuity

Dry Eye: A Fertile Landscape

- Large growing USA market with limited treatment options:
  - Restasis® approved product in US (2016 sales ~$1.4 billion)
  - Xiidra® approved product in the US (Aug-Dec 2016 ~ $54 million)
- Large growing International market with limited treatment options:
  - Ikervis® Ciclosporin 0.1% emulsion (Mar 2015, Europe, Santen)
  - Mucosta® Rebamipide 2% suspension (Sep 2011, Japan, Otsuka)
  - Hyalein® Sodium Hyaluronate 1% (April 2010, Japan, Senju)
  - Diquas® Diquofosol tetrasodium 3% solution (Dec 2010, Japan, Santen)

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SARcode Confidential 10 Dry Eye is an Inflammatory Condition Well-supported in the Literature

SARcode Confidential 11 Causes of Dry Eye Aqueous-Deficient Autoimmune disease (Sjögren’s Syndrome, RA, Lupus) Lipid-Deficient Meibomian gland dysfunction, Hormonal changes Mucin-Deficient Goblet cell loss Neural Loop-Associated Abnormal corneal sensitivity, Blink disorders Environmentally Induced or Exacerbated

SARcode Confidential 12 Environmental Factors

SARcode Confidential 13 Corollary Factors

SARcode Confidential 14 Therapeutic Approaches Under Investigation Secretagogues Mucomimetics Hormonal Improved Polymers Anti-evaporatives Anti-Inflammatories Nutritional Supplements

SARcode Confidential 15 Significant Need for New Therapies for Dry Eye Disease Dry Eye Global Patient Population: 68 Million* Dry eye disease is one of the leading causes of patient visits to eye care professionals in the U.S. Standard of Care: OTC artificial tears Restasis® Off-label steroids Commercial Opportunity: Reachable with a specialty sales force detailing to ophthalmologists & optometrists U.S. Market: 19 Million Moderate to Severe 49 M Total Global Ophthalmic Market- Large and Growing Glaucoma Retinal Disease Other Dry Eye Disease Allergy 12 M 7 M *Developed markets; Market Scope 2013

SARcode Confidential 23 Dry Eye Complications Chronic Discomfort Foreign Body Sensation Visual Fluctuations Decreased Productivity Depression Contact Lens Intolerance Poor Surgical Predictability & Outcomes Infectious Keratitis

SARcode Confidential 24 Severe Dry Eye with Filamentary Keratitis

SARcode Confidential 25

SARcode Confidential 26

SARcode Confidential 27 Dry Eye & Rheumatoid Arthritis Peripheral Ulcerative Keratitis

SARcode Confidential 28 Herpetic Dendritic Keratitis

SARcode Confidential 29

SARcode Confidential 30

SARcode Confidential 31

SARcode Confidential 33 Post Infectious Keratitis Corneal Scarring

Tecnis Symfony IOL (AMO)

ReStor Multifocal Intraocular Lens (Alcon)

Crystalens Accomodating Intraocular Lens (Bausch & Lomb)

SARcode Confidential 37

Multiple Risk Factors

EASTERN VIRGINIA MEDICAL SCHOOL

- Older Age
- Androgen Deficit: Female Sex, Prostate Cancer Rx
- Auto-Immune Disease: Sjogrens, RA, SLE
- Ocular Co-morbidity: Lids, MGD, Allergy, Surgery
- Cutaneous Disease: Rosacea, Eczema
- Poor Diet: Low Omega-3, High Fat
- Medications: Topical, Systemic
- Neurologic: Senescent Blink, Neurotrophic

1.Pflugfelder et al. *Cornea.* 1998 2.Nichols et al. *Cornea* 2000. 3.Pflugfelder et al. *Ophthalmology* 1990. 4.Lemp et al. *Am J Ophthalmol* 2011. 5.Schiffman et al. *Arch Ophthalmol* 2000.

VIRGINIA eye consultants
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SARcode Confidential 63 † p=0.004 n = 19/group 34 21 * p<0.05 † p=0.004 HydroEye® OSDI Results

64 SARcode Confidential 64 HLA-DR (green) and CD11c (red)

* p<0.001 SARcode Confidential Overall power of the study = 85%65 HLA-DR Impression Cytology Results

SARcode Confidential 66

SARcode Confidential 69 Cataract Surgery Penetrating Keratoplasty Lasik Glaucoma Surgery Blepharoplasty 77% 60% 27% 8% 26% Trattler, ASCRS CME Supplement, 2013 Sheppard, WCC, 2015 Azuma, BMC Research Notes, 2014 Leung, Journal of Glaucoma, 2008 Prischmann, JAMA Facial Plastic Surgery, 2013 Focus on Dry Eye Prevalence

Severity Level 1 2 3 4 Symptoms Mild to moderate Moderate to severe Severe Extremely severe Conjunctival Signs Mild to moderate Staining Staining Scarring Corneal Staining Mild punctate staining Marked punctate staining; central staining; filamentary keratitis Severe staining; corneal erosions Other Signs Tear film; decreased vision (blurring) Treatment Options Patient education Environmental modification Preserved tears Control allergy non-preserved tears Gels, ointments Cyclosporine A Topical steroids Secretagogues Nutritional support Oral tetracyclines Punctal plugs (once inflammation is controlled) Systemic anti-inflammatory therapy Oral cyclosporine Acetylcysteine Moisture goggles Surgery (punctal cautery) If no improvement, add level 2 treatments If no improvement, add level 3 treatments If no improvement, add level 4 treatments Plan pre-op and post-op care accordingly Cataract Surgery adds 1 severity step LASIK adds 2 severity steps Surgery Impacts Dry Eye Behrens A, et al. Cornea. 2006;25:900-7.

75 SARcode Confidential 75

SARcode Confidential 76

SARcode Confidential 77 Calcific Band Keratopathy

SARcode Confidential 135 No Magic Bullet: Dry Eye is a Highly Heterogeneous Disease

SARcode Confidential 39 Blepharitis Dry Eye Allergy

Allergic Conjunctivitis

CUSTOM ALLERGENS SPECIFIC TO YOUR AREA

SARcode Confidential 59 CUSTOM ALLERGENS SPECIFIC TO YOUR AREA

CUSTOM ALLERGENS SPECIFIC TO YOUR HOME

SARcode Confidential 136 Rationale Ocular Allergies affect about 20% of Americans.

SARcode Confidential 137 Rationale 50% have concomitant Dry Eye Syndrome

SARcode Confidential 138 Rationale Over 30 million Americans have both eye disorders.

SARcode Confidential 139 Annals of Allergy, Asthma & Immunology March 2012; 108(3); 163-6. Milton Hom OD, Andrew Nguyen PhD, Leonard Bielory MD Most patients with “itchy eyes” consistent with AC also have dry eyes and redness. These results suggest that some symptomatic patients concomitantly have features of AC and DES. Allergic Conjunctivitis and Dry Eye Syndrome

SARcode Confidential 5 Ocular Allergy Treatments

SARcode Confidential 140 Neutriceuticals Allergy nutraceutical helps patients without the deleterious effects associated with Antihistamines. This success led to the development of the eye drop formula. Topical Antihistamines The current treatment of choice for ocular allergies is topical antihistamines which typically are effective for the allergic component. Exacerbating DES Symptoms Unfortunately, these topical antihistamines exacerbate Dry Eye symptoms limiting their usefulness. Current Treatment Modalities

SARcode Confidential 141 Ocular Allergy Complications Chronic Discomfort Foreign Body Sensation Pruritis & Epiphora (Itching & Tearing) Decreased Productivity Depression Contact Lens Intolerance Poor Surgical Predictability & Outcomes Inflammatory Keratitis

SARcode Confidential 141 Allergy Intersects with Dry Eye Dry Eye Treatments (Restasis, Xiidra) are Ineffective for Ocular Allergy ADX-102 is Uniquely Positioned as a Unique MOA for safe long-term treatment of this growing patient cohort ADX-102 shows clinically relevant effects in the Phase IIb Allergy Trial and Clinical efficacy output is very encouraging in the Phase IIa Dry Eye Study

ADX-103 and a New Program in Retinal Disease Susan Macdonald, PhD Vice President, Research and Development Aldeyra Therapeutics

A Novel Aldehyde Trap and a New Development Program in Retinal Disease ADX-103 Second-in-class aldehyde trap Shown to have mechanism of action as ADX-102, but different structure ADX-103 for retinal disease Like ADX-102, ADX-103 has shown activity in multiple pre-clinical models of ocular disease Endotoxin-induced uveitis (intravitreal) Macular degeneration (systemic) Diabetic macular edema (intravitreal)

Uveitis: Aldehyde Traps Reduce Retinal Inflammation

ALDEYRA THERAPEUTICS™

Model: Ocular inflammation in rats induced by footpad injection of a bacterial endotoxin (LPS)

Disease-related aldehydes: Malondialdehyde (MDA) and 4-hydroxynonenal (4-HNE)

Dosing: Single intravitreal dose; 25 µg/eye, one hour following LPS challenge

Results: ADX-102 and ADX-103 reduced retinal inflammation, as measured by retinal exam scores[1]



Retinal exam scores
Sums of Mean Retina Scores ± SEM
1.5
1.0
0.5
0.0
p = 0.0009
p = 0.0026
vehicle
ADX-102
ADX-103

[1]Vasculopathy; retinal hemorrhage, exudate or detachment; choroidal hemorrhage, exudate or detachment

121

Model: Knockout mice that do not express ABCA4, which transports toxic all-trans-retinal metabolite (A2E) to a location in the retina where it is converted to a non-toxic substance Disease-relevant aldehyde: Retinaldehdye Dosing: 10 mg/kg, intraperitoneally, once daily for 56 days Results: Both ADX-102 and ADX-103 significantly reduced the formation of A2E in the retina A2E levels in abcr-/- mice Macular Degeneration: Aldehyde Traps Reduce Formation of Toxic Retinal Metabolite A2E

Diabetic Macular Edema: ADX-103 Blocks Diabetic Retinal Degeneration

Model: Streptozotocin (STZ)-induced diabetes in rats. Retinal changes are monitored over time.

Disease-relevant aldehydes: Glyoxal and methylglyoxal

Dosing: Two single doses of ADX-103, intravitreally, over 29 days, after induction of diabetes

Results: Histopathology of the retina 29 days after the first dose of ADX-103 indicated that ADX-103 significantly reduced retinal thickness induced by diabetes.

Retinal thickness changes after two IVT doses of ADX-103



Mean Changes ± SEM
2.0
1.5
1.0
0.5
0.0
p = 0.0002
STZ
STZ + ADX-103

Scale:
1 = minimal microscopically visible changes
2 = mild microscopically visible changes
3 = moderate microscopically visible changes

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Clinical Trials Successes and Expected 2018 Clinical Milestones David Clark, MD Chief Medical Officer Aldeyra Therapeutics

Five Positive Phase 2 Trials Completed Over 18 Months Allergic Conjunctivitis Phase 2a Uveitis Phase 2 SLS Phase 2 Allergic Conjunctivitis Phase 2b Dry Eye Syndrome Phase 2a

Meta-analysis of ADX-102 Strongly Supports Drug Activity p value is subject to change based on quality control analysis; between-group comparisons used where placebo control, otherwise within-group comparisons used; dry eye results based on ocular discomfort symptom score.

Expected 2018 Clinical Trial Milestones* *Pending regulatory agency discussions, additional non-clinical data, and other factors, which may not be in Aldeyra’s control †Timing contingent on product candidate selection and additional non-clinical data Product Candidate Phase Noninfectious Anterior Uveitis Phase 3 Results 2H18 Allergic Conjunctivitis Phase 3 Initiation 1H18 Results 2H18 Dry Eye Disease Phase 2b Initiation 1H18 Results 2H18 Milestone Sjögren-Larsson Syndrome (SLS) Phase 3 (Derm, Part I) Initiation 1H18 Results 2H18 Systemic ADX-10X† Phase 1-2 (SLS, Inflammation) Initiation 2H18 Ocular Inflammation Inborn Errors of Aldehyde Metabolism